Exhibit 99.02

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Sean Hazlett
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-6273
kristen_batch@symantec.com	sean_hazlett@symantec.com

SYMANTEC ANNOUNCES SALE OF VERITAS TO THE CARLYLE GROUP
FOR $8 BILLION IN CASH

●	Symantec expects to receive approximately $6.3 billion in net cash proceeds

●	Raises stock repurchase program to $2.6 billion and maintains dividend at $0.15

MOUNTAIN VIEW, Calif. — August 11, 2015 — Symantec Corp. (NASDAQ: SYMC) today announced that it has entered into a definitive agreement to sell its information management business, known as Veritas, to an investor group led by The Carlyle Group together with GIC, Singapore’s sovereign wealth fund, and other expected co-investors for $8 billion in cash. The transaction, which was unanimously approved by Symantec's Board of Directors, is expected to close by January 1, 2016.

Upon closing of the transaction, Symantec expects to receive approximately $6.3 billion in net cash proceeds, subject to certain customary post-closing adjustments. Symantec will take a comprehensive and disciplined approach to capital deployment focused on both returning capital to shareholders and investing in the business. The Symantec Board has authorized a $1.5 billion increase to its existing share repurchase program, bringing the total to $2.6 billion, with $2 billion expected to be returned to shareholders over the 18 month period following the close of the transaction. The Board has also determined that Symantec will maintain its quarterly cash dividend of $0.15 per common share, which represents an overall increase to the company’s dividend payout ratio post-separation. Between its dividend and share repurchases, Symantec expects to return about 120% of its after-tax domestic cash proceeds from the sale to its shareholders.

Michael A. Brown, Symantec president and CEO, said, “This transaction strengthens our financial foundation, paving the way for Symantec to grow its security business and increase its lead as the world’s largest cybersecurity company. We believe the agreement with the investors, including The Carlyle Group and GIC, delivers an attractive and certain value for the Veritas business, and is in the best interests of all stakeholders.”

The Symantec Board of Directors explored a variety of strategic alternatives to maximize the value of Veritas. In reaching the conclusion that the sale agreement is in the best interest of Symantec shareholders, the Symantec Board considered, among other things, that:

●	The transaction delivers and generates the best value of the Veritas business for Symantec shareholders and delivers certainty in the valuation of a standalone Veritas.
●
The all-cash transaction provides Symantec with significant proceeds to continue organic and inorganic investments in the rapidly growing market for security products and services, and to support its capital return initiatives through the purchase of common stock and its dividend. Symantec has returned more than $10 billion to shareholders in the past ten years and remains committed to returning significant cash to shareholders.

●	The increased certainty of a sale simplifies the separation process for Veritas customers, partners and employees.

John Gannon, Symantec Executive Vice President and Veritas General Manager, said, “Since the Board first announced the separation of Veritas, we have been preparing the company to operate independently and evolving our business strategy, while continuing to deliver industry-leading solutions to our customers. We are thrilled to partner with The Carlyle Group and GIC, which have a strong track record of successfully growing businesses and share our dedication to Veritas' strategy and success. Veritas will continue to provide next-generation information management solutions to serve the world’s largest and most complex environments, including multiple cloud deployments, managed services and on-premise infrastructure.”

The Carlyle Group has announced separately that Bill Coleman and Bill Krause will become CEO and Chairman, respectively, of Veritas upon closing of the transaction.

Carlyle Managing Directors Patrick McCarter and Cam Dyer said, “Veritas is a market innovator with global scale, an iconic brand, and significant growth potential. Bill Coleman is a proven leader whose strategic vision and strong execution skills will leverage Veritas' new-found position as a private, stand-alone company to grow the firm and provide customers an integrated information management solution. Our significant experience investing in software businesses, as well as our extensive experience with carve-out transactions, positions us well to support Bill and the existing management team in creating value at Veritas.”

The transaction is subject to regulatory approvals and other closing conditions. BofA Merrill Lynch, Morgan Stanley & Co. LLC, UBS Investment Bank and Jefferies have agreed to provide debt financing for the transaction.

J.P. Morgan Securities LLC is serving as financial advisor to Symantec and Fenwick & West LLP and Baker & McKenzie LLP are serving as legal counsel. BofA Merrill Lynch, Morgan Stanley & Co. LLC, and UBS Investment Bank are serving as financial advisors to Carlyle and GIC. Alston & Bird LLP, Allen & Overy, Latham & Watkins LLP, and Covington & Burling LLP represented The Carlyle Group. Ropes & Gray LLP and Sidley Austin LLP represented GIC.

Conference Call
Management will discuss the details of this transaction and its first quarter fiscal year 2016 results on a conference call scheduled for today, August 11, 2015, at 8:30 a.m. ET/5:30 a.m. PT. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed. Symantec today also issued a press release regarding its first quarter fiscal year 2016 results.

About Symantec
Symantec Corporation (NASDAQ: SYMC) is an information protection expert that helps people, businesses and governments seeking the freedom to unlock the opportunities technology brings -- anytime, anywhere. Founded in April 1982, Symantec, a Fortune 500 company, operating one of the largest global data-intelligence networks, has provided leading security, backup and availability solutions for where vital information is stored, accessed and shared. The company's more than 19,000 employees reside in more than 45 countries. Ninety-nine percent of Fortune 500 companies are Symantec customers. In fiscal 2015, it recorded revenues of $6.5 billion. To learn more go to www.symantec.com or connect with Symantec at: http://www.symantec.com/social/

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $193 billion of assets under management across 128 funds and 159 fund of funds vehicles as of June 30, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700 people in 35 offices across six continents. www.carlyle.com

About GIC
GIC is a leading global investment firm that is uniquely positioned for long-term and flexible investments across a wide range of asset classes, including public equities, fixed income, real estate, and private equity. Established in 1981, the firm manages Singapore's foreign reserves. In private equity, GIC invests through funds as well as directly in companies, partnering with its fund managers and management teams to help world class businesses achieve their objectives. GIC employs more than 1,200 people across offices in Singapore, Beijing, London, Mumbai, New York, San Francisco, São Paulo, Seoul, Shanghai, and Tokyo. For more information, please visit www.gic.com.sg.

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Forward-Looking Statements
This press release contains statements regarding the pending sale of our information management business to The Carlyle Group, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding the expected benefits to be realized as a result of the sale; statements with respect to our anticipated proceeds from the sale and our expected use of such proceeds; statements with respect to our continuation of our current dividend; and statements with respect to the proposed timing of the closing of the sale. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: receiving all regulatory approvals, satisfying all closing conditions and consummating the pending transaction; separation of the company into the security business and the information management business; general economic conditions; maintaining customer and partner relationships; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors section of our Form 10-K for the year ended April 3, 2015.